Exhibit 99.1

SIGNATURE

BX Buzz ML-5 Holdco L.P.	11/05/2025
By: BX Buzz ML-4 GP LLC, its general partner
By: /s/Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BX Buzz ML-6 Holdco L.P.	11/05/2025
By: BX Buzz ML-6 GP LLC, its general partner
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BX Buzz ML-7 Holdco L.P.	11/05/2025
By: BX Buzz ML-7 GP LLC, its general partner
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BX Buzz ML-5 GP LLC	11/05/2025
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BX Buzz ML-6 GP LLC	11/05/2025
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

BX Buzz ML-7 GP LLC	11/05/2025
By: /s/ Robert Brooks
Name: Robert Brooks
Title: Authorized Signatory

Blackstone Buzz Holdings L.P.	11/05/2025
By: BTO Holdings Manager - NQ L.L.C., its general partner
By: BTOA - NQ L.L.C., its indirect managing member
By: /s/ Christopher J. James
Name: Christopher J. James Title: Authorized Person

Blackstone Tactical Opportunities Fund - FD L.P.	11/05/2025
By: Blackstone Tactical Opportunities Associates III – NQ L.P., its general partner
By: BTO DE GP - NQ L.L.C., its general partner
By: /s/ Christopher J. James
Name: Christopher J. James Title: Authorized Person

Blackstone Family Investment Partnership—Growth ESC L.P.	11/05/2025
By: BXG Side-by-Side GP L.L.C., its general partner
By: /s/ Christopher Striano
Name: Christopher Striano
Title: Chief Financial Officer